As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 33-14788
Registration No. 33-16857
Registration No. 33-47415

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-14788
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-16857
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-47415

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut	06-0812960
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

30 Dunnigan Drive
Suffern, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

The Dress Barn, Inc. 1987 Employee Stock Purchase Plan
The Dress Barn, Inc. 1983 Incentive Stock Option Plan
The Dress Barn, Inc. 1987 Non-Qualified Stock Option Plan

(Full title of the plan)

David R. Jaffe	Copies to:
President and Chief Executive Officer
The Dress Barn, Inc.	Steven L. Kirshenbaum, Esq.
30 Dunnigan Drive	Julie M. Allen, Esq.
Suffern, New York 10901	Proskauer Rose LLP
(Name and address of agent for service)	1585 Broadway
New York, New York 10036
(212) 969-3000

(845) 369-4500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

          This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

          Registration Statement on Form S-8 (File No. 33-14788) registering 400,000 shares of The Dress Barn, Inc. (the “Company”) common stock, par value $0.05 per share (the “Common Stock”), for The Dress Barn, Inc. 1987 Employee Stock Purchase Plan.

          Registration Statement on Form S-8 (File No. 33-16857) registering 846,050 shares of Common Stock for The Dress Barn, Inc. 1983 Incentive Stock Option Plan.

          Registration Statement on Form S-8 (File No. 33-47415) registering 1,000,000 shares of Common Stock for The Dress Barn, Inc. 1987 Non-Qualified Stock Option Plan and 250,000 shares of Common Stock for The Dress Barn, Inc. 1983 Incentive Stock Option Plan.

          The Company is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffern, State of New York, on December 17, 2010.

THE DRESS BARN, INC.

By:	/s/ David R. Jaffe

Name: David R. Jaffe
Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Elliot S. Jaffe
	Chairman of the Board	December 17, 2010
Elliot S. Jaffe

/s/ David R. Jaffe
	Director, President and Chief Executive Officer	December 17, 2010
David R. Jaffe	(Principal Executive Officer)

/s/ Armand Correia
	Chief Financial Officer (Principal Financial Officer and	December 17, 2010
Armand Correia	Principal Accounting Officer)

/s/ Klaus Eppler
December 17, 2010
Klaus Eppler	Director

/s/ Randy L. Pearce
December 17, 2010
Randy L. Pearce	Director

/s/ John Usdan
December 17, 2010
John Usdan	Director

/s/ Kate Buggeln
December 17, 2010
Kate Buggeln	Director

/s/ Michael W. Rayden
December 17, 2010
Michael W. Rayden	Director